Exhibit 99.1
Ames True Temper Reports Fourth Quarter Results
     —Fourth Quarter Net Sales increase approximately 11.8% vs. prior year
CAMP HILL, Pennsylvania, December 10, 2008 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal 2008 fourth quarter ended September 27, 2008.
Fourth Quarter Results (13-week Period Ended September 27, 2008)
Net sales for the thirteen week period ended September 27, 2008 were $94.9 million, an 11.8 percent increase compared to $84.9 million for the thirteen week period ended September 29, 2007. Net loss for the thirteen week period ended September 27, 2008 was $21.9 million, compared to a net loss of $9.7 million for the thirteen week period ended September 29, 2007. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the thirteen week period ended September 27, 2008 was $5.3 million, an increase of $2.8 million or 114 percent as compared to adjusted EBITDA for the thirteen week period ended September 29, 2007 of $2.5 million.
Year-to-Date Results (52-week period ended September 27, 2008)
Net sales for the fifty-two week period ended September 27, 2008 were $503.4 million, a 0.5 percent increase compared to $500.8 million for the fifty-two week period ended September 29, 2007. Net loss for the fifty-two week period ended September 27, 2008 was $16.4 million, compared to an $18.1 million net loss during the fifty-two week period ended September 29, 2007. Adjusted EBITDA (which is reconciled to net loss on the attached table) for the fifty-two week period ended September 27, 2008 was $55.0 million, up 17.9 percent as compared to adjusted EBITDA for the fifty-two week period ended September 29, 2007 of $46.7 million.
“We are pleased with our fourth quarter and full year financial results during the continued downturn in the U.S. housing market and also during this challenging global economy,” said Duane Greenly, President and CEO. “Our continued focus on cost management and operational efficiencies have assisted in delivering higher gross profit and higher adjusted EBITDA in fiscal 2008 than the prior fiscal year.”
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of
Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,”

“expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
     * The Company’s liquidity and capital resources;
     * General economic conditions, including downturns in housing markets;
     * Increased concentration of its customers;
     * Sales levels to existing and new customers;
     * Availability and cost of raw materials;
     * Risks relating to foreign sourcing and foreign operations;
     * Changing consumer preferences;
     * Seasonality and adverse weather conditions;
     * Competitive pressures and trends;
     * Product liability claims;
     * New product and customer initiatives; and
     * Our ability to pay our debt or obtain alternative financing.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 27,	September 29,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$17,159	$5,182
Trade receivables, net	59,168	56,306
Inventories	110,891	115,063
Deferred income taxes	—	752
Assets held for sale	1,025	—
Prepaid expenses and other current assets	6,156	5,509

Total current assets	194,399	182,812

Property, plant and equipment, net	55,237	66,055
Intangibles, net	56,149	73,324
Goodwill	58,242	59,320
Other noncurrent assets	9,798	11,274

Total assets	$373,825	$392,785

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$35,691	$35,341
Accrued interest payable	6,021	6,254
Accrued expenses and other current liabilities	27,634	23,432
Revolving loan	40,010	42,498
Current portion of long-term debt and capital lease obligations	554	612

Total current liabilities	109,910	108,137

Deferred income taxes	11,348	20,477
Long-term debt	300,130	300,578
Accrued retirement benefits	26,108	10,943
Other liabilities	10,534	6,638

Total liabilities	458,030	446,773
Commitments and contingencies
Stockholder’s deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(172,129)	(155,707)
Accumulated other comprehensive (loss) income	(9,037)	4,758

Total stockholder’s deficit	(84,205)	(53,988)

Total liabilities and stockholder’s deficit	$373,825	$392,785

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	September 27, 2008		September 29, 2007

Net sales	$94,949	100.0%	$84,901	100.0%

Cost of goods sold	70,154	73.9%	66,545	78.4%

Gross profit	24,795	26.1%	18,356	21.6%

Selling, general, and administrative expenses	24,482	25.8%	20,317	23.9%
Loss on disposal of fixed assets	298	0.3%	87	0.1%
Amortization of intangible assets	340	0.4%	376	0.4%
Impairment charges (a)	15,583	16.4%	4,465	5.3%

Operating loss	(15,908)	-16.8%	(6,889)	-8.1%

Interest expense, net	8,184	8.6%	8,734	10.3%
Other expense (income) (b)	2,605	2.7%	(5,160)	-6.1%

Loss before income taxes	(26,697)	-28.1%	(10,463)	-12.3%

Income tax benefit	(4,764)	-5.0%	(761)	-0.9%

Net loss	$(21,933)	-23.1%	$(9,702)	-11.4%

(a)	Consists primarily of charges related to the impairment of trade names. For the periods ended September 27, 2008 and September 29, 2007, trade name impairment charges were $15,583 and $4,465, respectively.

(b)	Other expense (income) for the periods ended September 27, 2008 and September 29, 2007 includes $2,461 of unrealized loss and $5,445 of unrealized gain, respectively, on foreign exchange related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Fifty-two week		Fifty-two week
	period ended		period ended
	September 27, 2008		September 29, 2007

Net sales	$503,453	100.0%	$500,767	100.0%

Cost of goods sold	372,609	74.0%	379,351	75.8%

Gross profit	130,844	26.0%	121,416	24.2%

Selling, general, and administrative expenses	96,258	19.1%	95,863	19.1%
Loss on disposal of fixed assets	829	0.2%	1,299	0.3%
Amortization of intangible assets	1,363	0.3%	1,496	0.3%
Impairment charges (a)	15,783	3.1%	4,465	0.9%

Operating income	16,611	3.3%	18,293	3.7%

Interest expense, net	33,812	6.7%	36,145	7.2%
Other expense (income) (b)	3,075	0.6%	(5,542)	-1.1%

Loss before income taxes	(20,276)	-4.0%	(12,310)	-2.5%

Income tax (benefit) expense	(3,854)	-0.8%	5,800	1.2%

Net loss	$(16,422)	-3.3%	$(18,110)	-3.6%

(a)	Consists primarily of charges related to the impairment of trade names. For the periods ended September 27, 2008 and September 29, 2007, trade name impairment charges were $15,583 and $4,465, respectively.

(b)	Other expense (income) for the periods ended September 27, 2008 and September 29, 2007 includes $3,001 of unrealized loss and $5,445 of unrealized gain, respectively, on foreign exchange related to a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	September 27, 2008	September 29, 2007

Net loss	$(21,933)	$(9,702)

Depreciation of property, plant and equipment	4,026	3,954
Amortization of intangible assets	340	376
Interest expense, net	8,184	8,734
Income tax benefit	(4,764)	(761)

EBITDA (a)	(14,147)	2,601

Adjustments to EBITDA:
Cost savings initiatives (b)	—	11
Equity sponsor fees and other expenses (e)	1,009	766
Impairment charges (f)	15,583	4,469
Loss on disposal of fixed assets (g)	298	87
Loss (gain) on foreign currency (h)	2,605	(5,436)

Adjusted EBITDA (a)	$5,348	$2,498

(a)	“EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c)	Not used.

(d)	Not used.

(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f)	Consists primarily of charges related to the impairment of trade names. The impairment of trade names was the result of the Company’s annual impairment tests under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period.

(g)	Consists of gains and losses on disposition of property, plant and equipment.

(h)	Represents loss (gain) on foreign currency. Other expense (income) consists primarily of an unrealized foreign currency loss (gain) on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Fifty-two week	Fifty-two week
	period ended	period ended
	September 27, 2008	September 29, 2007

Net loss	$(16,422)	$(18,110)

Depreciation of property, plant and equipment	15,768	16,129
Amortization of intangible assets	1,363	1,496
Interest expense, net	33,812	36,145
Income tax (benefit) expense	(3,854)	5,800

EBITDA (a)	30,667	41,460

Adjustments to EBITDA:
Cost savings initiatives (b)	(77)	1,140
ERP expenses (c)	—	26
One-time costs for new long handle tool distribution (d)	500	500
Equity sponsor fees and other expenses (e)	4,233	3,222
Impairment charges (f)	15,783	4,465
Loss on disposal of fixed assets (g)	829	1,299
Loss (gain) on foreign currency (h)	3,106	(5,436)

Adjusted EBITDA (a)	$55,041	$46,676

(a)	“EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f)	Consists primarily of charges related to the impairment of trade names. The impairment of trade names was the result of the Company’s annual impairment tests under SFAS No. 142, Goodwill and Other Intangible Assets, for the respective period. In fiscal 2008, impairment charges of $200 were related to property and certain equipment at closed manufacturing facilities.

(g)	Consists of gains and losses on disposition of property, plant and equipment.

(h)	Represents loss (gain) on foreign currency. Other expense (income) consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.